UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     August 9, 2007

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 9, 2007, we entered into an agreement to amend our merger agreement with Advanced Bionics, which we acquired in 2004, primarily to eliminate shared management provisions and modify the schedule of earn out payments.  The agreement grants us sole management and control of the pain management business, including the emerging indications program.  The transaction provides a new schedule of consolidated, fixed earn out payments to be made by us to former Advanced Bionics shareholders entitled to participate in earn out payments, consisting of $650 million payable upon closing in January 2008 and $500 million payable in March 2009.

We also entered into definitive agreements to sell a controlling interest in the auditory business and drug pump development program to entities affiliated with the principals of Advanced Bionics for an aggregate payment of $150 million at closing.

The transactions are expected to close in January 2008, subject to the approval of former Advanced Bionics shareholders who are entitled to earn out payments under the original merger agreement, and customary regulatory approvals.

Following the closing of the transactions, the parties will dismiss currently pending litigation between us and former Advanced Bionics shareholders.

The press release issued on August 9, 2007 is attached as Exhibit 99.1 hereto.  In addition, the amendment agreement, amendment no. 1 to the original merger agreement under which we acquired Advanced Bionics, and the definitive agreement relating to the sale of the auditory business are attached as Exhibits 10.1 through 10.3 hereto.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

In connection with the execution of the amendment agreement and the definitive agreements described in Item 1.01 above, we expect to record an estimated after-tax charge of $360 million in the third quarter of 2007, primarily associated with the impairment of goodwill and intangible assets.  In addition, we will incur costs to separate the auditory business and drug pump development program; these costs are not expected to be material to our operating results, cash flows or financial position.

ITEM 2.06.	MATERIAL IMPAIRMENTS.

See the discussion described in Item 1.01 and Item 2.05 above with respect to the after-tax impairment charge we expect to record as a result of the transactions described in Item 1.01 above.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of Amendment Agreement

10.2	Form of Amendment No. 1 to Agreement and Plan of Merger

10.3	Form of Cochlear Implant Business Purchase and Sale Agreement

99.1	Press Release issued by Boston Scientific Corporation dated August 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: August 14, 2007	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment Agreement

10.2	Form of Amendment No. 1 to Agreement and Plan of Merger

10.3	Form of Cochlear Implant Business Purchase and Sale Agreement

99.1	Press Release issued by Boston Scientific Corporation dated August 9, 2007